UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2008

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Sweden Warfvingesväg 45, SE-112 51 Stockholm, Sweden USA 4000 Executive Parkway, Suite 200, San Ramon, CA.		94583
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +468 678 18 50 — Sweden (925) 355-7700 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03. Bankruptcy or Receivership.

On December 9, 2008, Neonode Inc’s wholly owned Swedish subsidiary, Neonode AB, filed a petition for bankruptcy in compliance with the Swedish Bankruptcy Act (1987:672). Mr. Hans Ödén of the Stockholm- based Ackordscentralen AB, a consultancy firm specialized in insolvency, was appointed by the district court of Stockholm to administrate the process.

Neonode AB has, together with its American parent company, Neonode Inc., taken a number of measures to attempt to restructure and refinance Neonode AB’s operations. On October 22, 2008 Neonode AB filed for reconstruction in accordance with the Swedish reorganization act (1996:764).

Neonode Inc intends to continue to operate as a technology licensing company, focusing on developing and marketing the Company’s patented touch screen technology, zForce™ to third parties. Neonode Inc. is currently working with its major stakeholders on a plan for a complete restructuring of the Company.

The Neonode Inc’s Swedish subsidiary Neonode AB Files for Bankruptcy press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Neonode Inc’s Swedish subsidiary Neonode AB Files for Bankruptcy press release, dated December 9, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEONODE INC.

Dated: December 15, 2008	By:	/s/ David W. Brunton
David W. Brunton
Chief Financial Officer and Vice President, Finance

Exhibit Index

Exhibit Number	Exhibit

99.1	Neonode Inc’s Swedish subsidiary Neonode AB Files for Bankruptcy press release, dated December 9, 2008